SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: MAY 26, 2005
(Date of earliest event reported)

QUALMARK CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	0-28484	84-1232688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
4580 FLORENCE STREET, DENVER, COLORADO 80238

(Address of principal executive offices, zip code)
(303) 245-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 26, 2005, QualMark Corporation (the “Registrant” or “Company”) shareholders voted to approve the QualMark Corporation 2005 Stock Option Plan (the “Plan”). The Plan allows the Company to issue discretionary stock based awards to key employees, directors and consultants of the Company.
Under the Plan, options to purchase common stock may be granted to all eligible individuals. Options granted to employees, or directors that are also employees, of the Company or a participating subsidiary may be qualified as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. All eligible employees, directors or consultants may be granted options which are not so qualified. As of April 21, 2005, approximately 46 employees and five directors were eligible to participate in the Plan. The benefits or amounts to be allocated to eligible persons under the Plan is not determinable, nor are the benefits or amounts which would have been received or allocated to any person if the plan had been in effect for the last completed fiscal year.
The Board is responsible for administering the Plan and may delegate administration of the Plan to a committee of at least two non-employee directors appointed by the Board (the entity administering the Plan is hereafter referred to as the “Committee”). The Board or Committee, in its sole discretion, determines eligibility under the Plan and the number and exercise price of the stock-based awards to be granted, and may reprice and accelerate vesting schedules with respect to outstanding common stock options (the “Options”). In addition, the Committee has full authority to make all interpretations under the Plan, subject to the terms of the Plan, and to make all other determinations with respect to the administration of the Plan, which determinations are binding on all Plan participants.
The Plan provides that the Committee shall determine the exercise price of Options granted under the Plan. The Committee determines the terms and conditions of each Option, which are contained in written agreements between the Company and the participant, including the vesting schedules and expiration dates of the Options. The duration of each Option will not exceed ten years from the date of grant. The Committee may accelerate the vesting of any Options upon written notice to the participant.
The total number of shares of Common Stock reserved for issuance under the Plan is currently 300,000 shares. The Board may at any time alter, amend, suspend or terminate the Plan prior to the termination date of the Plan. In addition, no such action shall, without the approval of the shareholders of the Company, (i)increase the maximum number of shares of Common Stock reserved for issuance under the Plan (unless necessary to reflect changes in the Company’s capital structure), or (ii) materially modify the requirements as to eligibility for participation in the Plan.
For more detailed information, please refer to the Company’s 2005 definitive proxy statement.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
Date: August 30, 2005	By:	/s/ CHARLES D. JOHNSTON
Charles D. Johnston
President & CEO

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